UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2013

GENEREX BIOTECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29169	98-0178636
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

555 Richmond Street West, Suite 604, Toronto, Ontario Canada	M5V 3B1
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 364-2551

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(e)	On March 5, 2013, the Board of Directors approved the following stock option grants to certain of Company’s named executive officers and directors in full and final payment of the Company’s obligation to pay such individuals deferred salary as of March 31, 2013, which grants became effective upon each optionee’s execution of a settlement and release agreement on the dates set forth below:

Named Executive	Effective Date of Grant	Options to Purchase Shares of Common Stock
Mark Fletcher President and Chief Executive Officer	April 1, 2013	5,143,787
David Brusegard Chief Operating Officer	April 1, 2013	1,928,925
Eric von Hofe, President of Antigen Express, Inc.	April 1, 2013	2,177,267
Stephen Fellows Chief Financial Officer	April 1, 2013	1,928,925
John Barratt, Director	April 1, 2013	2,553,191
Brian McGee, Director	April 1, 2013	1,413,374
James Anderson, Director	April 1, 2013	1,139,818

The options are being issued in lieu of cash payment of deferred salary amounts due to such individuals. The executives and directors listed above, as well as certain other key employees, previously agreed to defer a portion (or all in the case of the directors) of their salary in an effort to assist the Company with its cash flow requirements. The number of options being granted to each individual is equal to the dollar amount of deferred salary due to such individual divided by the closing price of the Company’s common stock on the OTC Bulletin Board on March 5, 2013 ($0.034). The stock options have an exercise price equal to $0.001 per share. The grants were made pursuant to the terms of the Company’s 2006 Stock Plan and will be memorialized in an option agreement, the form of which has been used in the past by the Company and previously filed as an exhibit to past periodic filings. The options awarded are all fully vested and shall expire on the fifth anniversary of the date of grant, subject to earlier termination under the terms set forth in the 2006 Stock Plan.

The foregoing is only a summary of the settlement and release agreement and the option agreements and does not purport to be a complete description of the rights and obligations of the parties thereunder. The foregoing description of the settlement and release agreement is qualified in its entirety by reference to the settlement and release agreement, which is attached as Exhibit 10.1 to this report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

The following is a complete list of Exhibits filed as part of this Current Report on Form 8-K. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description

10.1	Form of Settlement and Release Agreement between Generex Biotechnology Corporation and each optionee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENEREX BIOTECHNOLOGY CORPORATION.

Date: April 1, 2013	By:	/s/ Mark A. Fletcher
Mark A. Fletcher
President and Chief Executive Officer

By:	/s/ John P. Barratt
John P. Barratt
Chairman